--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PACIFICORP
                            (AN OREGON CORPORATION)

                                       TO

                            THE CHASE MANHATTAN BANK
                            (A NEW YORK CORPORATION)
                       (FORMERLY KNOWN AS CHEMICAL BANK)

                                AS TRUSTEE UNDER PACIFICORP'S
                                  MORTGAGE AND DEED OF TRUST,
                                  DATED AS OF JANUARY 9, 1989

                             ---------------------

                         Twelfth Supplemental Indenture
                         DATED AS OF SEPTEMBER 1, 1996

            SUPPLEMENTAL TO PACIFICORP'S MORTGAGE AND DEED OF TRUST
                          DATED AS OF JANUARY 9, 1989

                             ---------------------

      THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY
          THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         TWELFTH SUPPLEMENTAL INDENTURE

    THIS INDENTURE, dated as of the 1st day of September, 1996, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 700 NE Multnomah, Portland, Oregon 97232 (hereinafter sometimes called the "Company"), and THE CHASE MANHATTAN BANK (formerly known as Chemical
Bank), a New York corporation whose address is 450 West 33rd Street, New York, New York 10001 (the "Trustee"), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the "Mortgage"), is executed and delivered by PacifiCorp in accordance with the provisions of the Mortgage, this indenture (hereinafter called the "Twelfth Supplemental Indenture") being supplemental thereto.

    WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Twelfth Supplemental Indenture is to be recorded; and

    WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

    WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

    WHEREAS, the Company has executed, delivered, recorded and filed Supplemental Indentures as follows:

                    DATED AS OF                              DATED AS OF
             --------------------------               --------------------------
First        March 31, 1989              Seventh      March 15, 1993
Second       December 29, 1989           Eighth       November 1, 1993
Third        March 31, 1991              Ninth        June 1, 1994
Fourth       December 31, 1991           Tenth        August 1, 1994, and
Fifth        March 15, 1992              Eleventh     December 1, 1995;
Sixth        July 31, 1992

and

    WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds, of the series and in the principal amounts as follows:

                                                                AGGREGATE         AGGREGATE
                                                             PRINCIPAL AMOUNT  PRINCIPAL AMOUNT
                          SERIES                DUE DATE          ISSUED         OUTSTANDING
               -----------------------------  -------------  ----------------  ----------------
First          --10.45%                          1/9/90       $      500,000                 0
Second         --Medium-Term Notes, Series A     various         250,000,000    $  240,000,000
Third          --Medium-Term Notes, Series B     various         200,000,000       138,500,000
Fourth         --Medium-Term Notes, Series C     various         300,000,000       253,705,118
Fifth          --Medium-Term Notes, Series D     various         250,000,000       250,000,000
Sixth          --C-U                             various         250,432,000       185,288,000
Seventh        --Medium-Term Notes, Series E     various         500,000,000       500,000,000
Eighth         --6 3/4%                         4/1/2005         150,000,000       150,000,000
Ninth          --Medium-Term Notes, Series F     various         500,000,000       500,000,000
Tenth          --E-L                             various          71,200,000        71,200,000
Eleventh       --Medium-Term Notes, Series G     various         500,000,000       300,000,000
Twelfth        --1994-1                          various         216,470,000       216,470,000
Thirteenth     --Adjustable Rate Replacement      2002            13,234,000        13,234,000
                Series
Fourteenth     --9 3/8% Replacement Series        1997            50,000,000        50,000,000
Fifteenth      --Bond Credit Series              various         498,589,753                 0;

and

    WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

    WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

    WHEREAS, no Class "A" Bonds are Outstanding under either the Pacific Mortgage or the Utah Mortgage, and said Pacific Mortgage and said Utah Mortgage have been cancelled and discharged; and

    WHEREAS, said Pacific Mortgage and said Utah Mortgage no longer constitute liens upon the properties of the Company described therein; and the Lien hereof is now a lien on all of the properties of the Company intended to be subject to the Lien hereof which were previously subject to the liens of said Pacific Mortgage and said Utah Mortgage, free of any lien prior or equal to the Lien hereof except Qualified Liens and Excepted Encumbrances; and

    WHEREAS, the properties of the Company that were previously subject to the liens of said Pacific Mortgage and said Utah Mortgage were more specifically described in the Pacific Mortgage and the Utah Mortgage, and in indentures supplemental thereto, which such descriptions are incorporated herein by reference to the dates and places at which such instruments were recorded and filed, as listed in Exhibit A and/or Exhibit 1 attached hereto and by this reference made a part hereof; and

    WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

    WHEREAS, the execution and delivery by the Company of this Twelfth Supplemental Indenture, and the terms of the bonds of the Sixteenth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Chase Manhattan Bank, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including the properties described in Article V hereof and the properties described in the documents to which reference is made in Exhibits A and/or 1 hereto (except such of such properties as had previously been released from the liens of the Pacific Mortgage or the Utah Mortgage and except such of such properties as are excluded by name or nature from the Lien hereof), and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

    TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

    IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby.

    PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company's franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions
(2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

    AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, is now or hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class "A" Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class "A" Mortgage;

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Chase Manhattan Bank, as Trustee, and its successors and assigns forever;

    IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Twelfth Supplemental Indenture being supplemental to the Mortgage;

    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

    The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

                                   ARTICLE I

                           SIXTEENTH SERIES OF BONDS

    SECTION 1.01. There shall be a series of bonds designated "Secured Medium-Term Notes, Series H" (herein sometimes referred to as the Sixteenth Series), each of which shall also bear the descriptive title "First Mortgage Bond," and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

    (I) Bonds of the Sixteenth Series shall mature on such date or dates nine months or more from the date of issue as shall be set forth in or determined in accordance with a Resolution filed with the Trustee and, unless otherwise established by or pursuant to a Resolution, shall be issued as fully registered bonds in the denomination of One Thousand Dollars and, at the option of the Company, of any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof).

    The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Sixteenth Series and to provide for exchangeability of such coupon bonds with the bonds of the Sixteenth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

    (II) Bonds of the Sixteenth Series shall bear interest at such rate or rates (which may either be fixed or variable), payable on such dates, and have such other terms and provisions not inconsistent with the Mortgage as may be set forth in or determined in accordance with a Resolution filed with the Trustee. Bonds of the Sixteenth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

    Interest payable on any bond of the Sixteenth Series and punctually paid or duly provided for on any interest payment date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such interest payment date; provided, however, that the first payment of interest on any bond with an Issue Date (as hereinafter specified) between a Record Date and an interest payment date will be made on the interest payment date following the next succeeding Record Date to the registered owner on such next Record Date (unless the Company elects, in its sole discretion, to pay such interest on the first interest payment date after the Issue Date, in which case such interest will be paid to the person in whose name the bond is originally issued), provided, further, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. The "Record Date" with respect to bonds of the Sixteenth Series of a designated interest rate and maturity shall be determined by or in accordance with the Resolution filed with the Trustee. "Issue Date" with respect to bonds of the Sixteenth Series of a designated interest rate and maturity shall mean the date of first authentication of bonds of such designated interest rate and maturity.

    Any interest on any bond of the Sixteenth Series which is payable but is not punctually paid or duly provided for, on any interest payment date for such bond (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

            (i) The Company may elect to make payment of any Defaulted Interest on the bonds of the Sixteenth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Sixteenth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a "Special Record Date") for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Sixteenth Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Sixteenth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

            (ii) The Company may make payment of any Defaulted Interest on the bonds of the Sixteenth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

    Subject to the foregoing provisions of this Section, each bond of the Sixteenth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer exchange or substitution.

    (III) The principal of and interest on each bond of the Sixteenth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

    (IV) Each bond of the Sixteenth Series may be redeemable prior to maturity at the option of the Company, as determined by or in accordance with a Resolution filed with the Trustee.

    (V) Each bond of the Sixteenth Series may be subject to the obligation of the Company to redeem such bond, as determined by or in accordance with a Resolution filed with the Trustee.

    (VI) Each bond of the Sixteenth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, including, without limitation, terms and conditions regarding interest rates and the payment thereof, place or places for payment, exchange privileges, rights with respect to redemption, prepayment or purchase, and default provisions, and as may be determined by or in accordance with a Resolution filed with the Trustee.

    (VII) At the option of the registered owner, any bonds of the Sixteenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.

    (VIII) Bonds of the Sixteenth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Sixteenth Series, upon the surrender therefor for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Sixteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in
Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Sixteenth Series.

    (IX) After the execution and delivery of this Twelfth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Twelfth Supplemental Indenture, it is contemplated that there shall be issued from time to time bonds of the Sixteenth Series in an aggregate principal amount not to exceed Five Hundred Million Dollars (U.S. $500,000,000).

                                   ARTICLE II

                    AMENDMENT OF ARTICLE II OF THE MORTGAGE

    SECTION 2.01. Article II of the Mortgage is hereby amended to add a Section
2.16 which shall read as follows:

            "Section 2.16. Notwithstanding anything herein to the contrary, if the Company shall establish in accordance with Section 2.03 that bonds of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Articles IV, V, VI, and VII, as applicable, authenticate and deliver a Global Security that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all or a portion of the Outstanding bonds of that series, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect:
        "Except as otherwise provided in Section 2.16 of the Mortgage, this bond may be transferred, in whole but not in part, only to the Depository, another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository." The term "Global Security" means, with respect to any series of bonds, a bond executed and delivered by the Company and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with the Mortgage, which shall be registered in the name of the Depository or its nominee. The term "Depository" means, with respect to any series of bonds for which the Company shall determine that such bonds will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency or any successor registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, which in each case shall be designated by the Company pursuant to Section 2.03 or this
        Section 2.16. Except as set forth below in Section 2.16(a) or (b), the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.09, only to the Depository, another nominee of the Depository for that series, a successor Depository for that series selected or approved by the Company or a nominee of that successor Depository.

        (a) (i) If so provided with respect to a particular series of bonds, an interest in any Global Security of such series shall be exchangeable at the option of the beneficial owner of such interest in such Global Security for a definitive bond or bonds registered in the name of any holder other than the Depository or its nominee at any time following issuance of such Global Security.

               (ii) A beneficial owner of an interest in any Global Security of such series desiring to exchange such beneficial interest for a definitive bond or bonds shall instruct the Depository, through the Depository's direct or indirect participants or otherwise, to request such exchange on such beneficial owner's behalf and to provide a written order containing registration instructions to the Trustee. Upon receipt by the

               Trustee of electronic or written instructions from the Depository on behalf of such beneficial owner, the Trustee shall cause, in accordance with the standing instructions and procedures existing between the Trustee and the Depository, the aggregate principal amount of such Global Security to be reduced by the principal amount of such beneficial interest so exchanged and shall appropriately reflect such reduction of the aggregate principal amount of this Global Security as described in paragraph (iii) of this Section 2.16(a). Following such reduction, the Trustee shall authenticate and deliver to such beneficial owner or the transferee, as the case may be, a definitive bond or bonds previously executed by the Company as described in Section 2.10 and registered in such names and authorized denominations as the Depository, pursuant to such instructions of the beneficial owner, shall instruct the Trustee.

               (iii) Upon any exchange of a portion of any Global Security for a bond or bonds, the Company shall reflect the reduction of the principal amount of such Global Security by the principal amount of such beneficial interest so exchanged on the books for registration and transfer of the bonds maintained pursuant to
               Section 2.09. Until exchanged in full for definitive bonds, such Global Security shall in all respects be entitled to the same benefits under the Indenture as the definitive bonds authenticated and delivered hereunder.

        (b) (i) If and so long as the bonds of any series are issued as a Global Security, any definitive bond or bonds of such series shall be exchangeable at the option of the registered holder thereof for a beneficial interest in such Global Security at any time following the exchange of such Global Security for such definitive bond or bonds pursuant to Section 2.16(a).

               (ii) A registered holder of a definitive bond or bonds desiring to exchange such definitive bond or bonds for a beneficial interest in such Global Security shall instruct the

               Depository, through the Depository's direct or indirect participants or otherwise, to request such exchange on such bondholder's behalf and to provide a written order containing registration instructions to the Trustee. Upon receipt by the Trustee of electronic or written instructions from the Depository, and upon presentation to the Trustee of such definitive bond or bonds, the Trustee shall cause, in accordance with the standing instructions and procedures existing between the Trustee and the Depository, the aggregate principal amount of such Global Security to be increased by the principal amount of such definitive bond or bonds so exchanged and shall appropriately reflect such increase of the aggregate principal amount of the Global Security as described in paragraph (iii) of this Section 2.16(b).

               (iii) Upon any exchange of a definitive bond or bonds for a beneficial interest in such Global Security, the Company shall reflect the increase of the principal amount of such Global Security by the principal amount of such definitive bond or bonds so exchanged on the registration books maintained pursuant to
               Section 2.09.

    (c) If at any time (i) the Depository for a series of bonds notifies the Company that it is unwilling or unable to continue as Depository for that series or if at any time the Depository for that series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository for that series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) if a Default has occurred and is continuing with respect to the bonds of a series and payment of principal thereof and interest thereon has been accelerated, this
Section 2.16 shall no longer apply to the bonds of that series and the Company will execute and, subject to Section 2.08, the Trustee will authenticate and deliver bonds of that series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of that series in exchange for such Global Security. In addition, the Company may at any time in its sole discretion determine that the bonds of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.16 shall no longer apply to the bonds of that series. In that event the Company will execute and, subject to Section 2.08, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver bonds of that series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such bonds in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such bonds in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.16(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such bonds to the Depository for delivery to the persons in whose names such bonds are so registered.

                                  ARTICLE III

THE COMPANY RESERVES THE RIGHT TO AMEND PROVISIONS REGARDING PROPERTIES EXCEPTED
                             FROM LIEN OF MORTGAGE

    SECTION 3.01. The Company reserves the right, without any consent or other action by holders of bonds of the Eighth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Sixteenth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

            "(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended."

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

    SECTION 4.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Sixteenth Series or any subsequent series shall be determined only under the laws of the State of New York.

    SECTION 4.02. The terms defined in the Mortgage shall, for all purposes of this Twelfth Supplemental Indenture, have the meanings specified in the Mortgage.

    SECTION 4.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twelfth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in
Article XIX of the Mortgage shall apply to and form part of this Twelfth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Twelfth Supplemental Indenture.

    SECTION 4.04. Whenever in this Twelfth Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twelfth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 4.05. Nothing in this Twelfth Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Twelfth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twelfth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

    SECTION 4.06. This Twelfth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                   ARTICLE V

                        SPECIFIC DESCRIPTION OF PROPERTY

    The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company's electric utility systems, or for other purposes, as more particularly described in Exhibit B attached hereto.

    IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by an Authorized Executive Officer of the Company, and its corporate seal to be attested to by its Secretary or one of its Assistant Secretaries for and in its behalf, and The Chase Manhattan Bank has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Senior Trust Officers, all as of the day and year first above written.

[SEAL]                                  PACIFICORP

                                            By      RICHARD T. O'BRIEN
                                               -------------------------------
                                              Senior Vice President and
                                               Chief Financial Officer
Attest:

              LENORE M. MARTIN
  ----------------------------------
         Assistant Secretary

                                        THE CHASE MANHATTAN BANK
[SEAL]                                  as Trustee

                                             By           F.J. GRIPPO
                                               -------------------------------
                                                    Vice President
Attest:

             GLENN G. MCKEEVER
  ----------------------------------
         Senior Trust Officer

STATE OF OREGON
COUNTY OF MULTNOMAH      SS.:

    On this 28th day of August, 1996, before me, SHERYL L. STRATTON, a Notary Public in and for the State of Oregon, personally appeared RICHARD T. O'BRIEN AND LENORE M. MARTIN, known to me to be a Senior Vice President and an Assistant Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]                                            SHERYL L. STRATTON
                                          ----------------------------------
                                        My commission expires: May 25, 2000
                                        Residing at: Portland, Oregon
                                        Commission No. 053955

STATE OF NEW YORK
COUNTY OF NEW YORK       SS.:

    On this 29th day of August, 1996, before me, ROBERT J. STANISLARO, a Notary Public in and for the State of New York, personally appeared F.J. GRIPPO AND GLENN G. MCKEEVER, known to me to be a Vice President and a Senior Trust Officer, respectively, of THE CHASE MANHATTAN BANK, a New York corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]                                           ROBERT J. STANISLARO
                                          ----------------------------------
                                        Notary Public, State of New York
                                        No. 43-4968897
                                        Qualified in Richmond County
                                        Certificate Filed in New York County
                                        Commission expires: July 2, 1998